                                                                    Exhibit 99.6

                            EXCHANGE AGENT AGREEMENT

      THIS EXCHANGE AGENT AGREEMENT (this "Agreement") is made and entered into as of _______, 2005 by and between Toll Brothers Finance Corp., a Delaware corporation (the "Issuer") and J. P. Morgan Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, and its successors as exchange agent (the "Exchange Agent").

                                    RECITALS

      The Issuer proposes to make an offer to exchange, upon the terms and subject to the conditions set forth in the Issuer's official statement for Exchange Offer dated [insert] (the "Prospectus"), and the accompanying Letter of Transmittal (as defined below, which together with the Prospectus constitutes the "Exchange Offer"), its 5.15% Senior Notes due 2015 (CUSIP Nos. 88947E AF 7 and U88894 AC 1) (the "Restricted Securities") for an equal principal amount of its 5.15% Senior Notes due 2015 (the "Exchange Securities" and, together with the Restricted Securities, the "Securities.")

      The Exchange Offer will commence upon the Issuer's providing written notice of such commencement to Exchange Agent (the "Effective Time") and shall terminate at 5:00 p.m., New York City time, on the date described under the terms set forth in the Prospectus (the "Expiration Date"), unless the Exchange Offer is extended by the Issuer and the Issuer notifies Exchange Agent of such extension in writing by 5:00 p.m., New York City time, on the previous Expiration Date, in which case, the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In connection therewith, the undersigned parties hereby agree as follows:

      1. Appointment and Duties as Exchange Agent. Issuer hereby authorizes J.
P. Morgan Trust Company, National Association, to act as Exchange Agent in connection with the Exchange Offer, and J. P. Morgan Trust Company, National Association, hereby agrees to act as Exchange Agent and to perform the services outlined herein in connection with the Exchange Offer on the terms and conditions contained herein.

      2. Mailing to Holders of the Restricted Securities.

      A. As soon as practicable after its receipt of certification from the Issuer as to the Effective Time, Exchange Agent will mail to each Holder (as defined in the indenture dated as of November 22, 2002 by and among the Issuer, Toll Brothers, Inc., the other guarantors that are parties thereto and the Exchange Agent, as successor to Bank One Trust Company, N.A., as trustee (as supplemented or amended, the "Indenture")), and to each participant of The Depository Trust Company ("DTC") identified by DTC as a beneficial holder of any Restricted Securities (i) a Letter of Transmittal with instructions (including instructions for completing a substitute Form W-9), substantially in the form attached hereto as Exhibit A (the "Letter of Transmittal"), (ii) a Prospectus and (iii) a Notice of Guaranteed Delivery substantially in the form attached hereto as Exhibit B (the "Notice of Guaranteed Delivery") all in accordance with the procedures described in the Prospectus.

      B. Issuer shall supply Exchange Agent with sufficient copies of the Prospectus, Letter of Transmittal and Notice of Guaranteed Delivery to enable Exchange Agent to perform its duties hereunder. Issuer shall also furnish or cause to be furnished to Exchange Agent a list of the holders of the Restricted Securities (including a beneficial holder list from DTC, certificated Restricted Securities numbers and amounts, mailing addresses, and social security numbers), unless waived by Exchange Agent.

      3. ATOP Registration. As soon as practicable, Exchange Agent shall establish an account with DTC in its name to facilitate book-entry tenders of Restricted Securities through DTC's Automated Tender Offer Program (herein "ATOP") for the Exchange Offer.

      4. Receipt of Letters of Transmittal and Related Items. From and after the Effective Time, Exchange Agent is hereby authorized and directed to accept (i) Letters of Transmittal, duly executed in accordance with the instructions thereto (or a manually signed facsimile thereof), and any requisite collateral documents from Holders of the Restricted Securities and (ii) surrendered Restricted Securities to which such Letters of Transmittal relate. Exchange Agent is authorized to request from any person tendering Restricted Securities such additional documents as Exchange Agent or the Issuer deems appropriate. Exchange Agent is hereby authorized and directed to process withdrawals of tenders to the extent withdrawal thereof is authorized by the Exchange Offer.

      5. Defective or Deficient Restricted Securities and Instruments. A. As soon as practicable after receipt, Exchange Agent will examine instructions transmitted by DTC ("DTC Transmissions"), Restricted Securities, Letters of Transmittal and other documents received by Exchange Agent in connection with tenders of Restricted Securities to ascertain whether (i) the Letters of Transmittal are completed and executed in accordance with the instructions set forth therein (or that the DTC Transmissions contain the proper information required to be set forth therein), (ii) the Restricted Securities have otherwise been properly tendered in accordance with the Prospectus and the Letters of Transmittal (or that book-entry confirmations are in due and proper form and contain the information required to be set forth therein) and (iii) if applicable, the other documents (including the Notice of Guaranteed Delivery) are properly completed and executed.

      B. If any Letter of Transmittal or other document has been improperly completed or executed (or any DTC Transmission is not in due and proper form or omits required information) or the Restricted Securities accompanying such Letter of Transmittal are not in proper form for transfer or have been improperly tendered (or the book-entry confirmations are not in due and proper form or omit required information) or if some other irregularity in connection with any tender of any Restricted Securities exists, Exchange Agent shall promptly report such information to the Holder. If such condition is not promptly remedied by the Holder, Exchange Agent shall report such condition to the Issuer and await its direction. All questions as to the validity, form, eligibility (including timeliness of receipt), acceptance and withdrawal of any Restricted Securities tendered or delivered shall be determined by the Issuer, in its sole discretion.

      C. The Issuer reserves the absolute right (i) to reject any or all tenders of any particular Restricted Securities determined by the Issuer not to be in proper form or the acceptance or exchange of which may, in the opinion of Issuer's counsel, be unlawful and (ii) to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any particular Restricted Securities, and the Issuer's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and Notice of Guaranteed Delivery and the instructions set forth therein) will be final and binding.

      6. Requirements of Tenders.

         A. Tenders of Restricted Securities shall be made only as set forth in the Letter of Transmittal, and shall be considered properly tendered only when tendered in accordance therewith. Notwithstanding the provisions of this paragraph, any Restricted Securities that the Issuer's President, Chief Financial Officer, Chief Accounting Officer, or General Counsel, or any other person designated by the Issuer's President shall approve as having been properly tendered shall be considered to be properly tendered.

      B. Exchange Agent shall (a) ensure that each Letter of Transmittal and the related Restricted Securities or a bond power are duly executed (with signatures guaranteed where required) by the appropriate parties in accordance with the terms of the Exchange Offer; (b) in those instances where the person executing the Letter of Transmittal (as indicated on the Letter of Transmittal) is acting in a fiduciary or a representative capacity, ensure that proper evidence of his or her authority so to act is submitted; and (c) in those instances where the Restricted Securities are tendered by persons other than the registered holder of such Restricted Securities, ensure that customary transfer requirements, including any applicable transfer taxes, and the requirements imposed by the transfer restrictions on the Restricted Securities (including any applicable requirements for certifications, legal opinions or other information) are fulfilled.

      7. Exchange of the Restricted Securities.

      A. Promptly after the Effective Time, the Issuer will deliver the form of Exchange Securities to the Exchange Agent. Upon the Expiration Date, Exchange Agent is hereby directed to deliver or cause to be delivered promptly Exchange Securities to the Holders of Restricted Securities that properly tendered such Restricted Securities in accordance with the terms set forth in the Exchange Offer. The principal amount of the Exchange Securities to be delivered to a Holder shall equal the principal amount of the Restricted Securities surrendered.

      B. The Exchange Securities issued in exchange for certificated Restricted Securities shall be mailed by Exchange Agent, in accordance with the instructions contained in the Letter of Transmittal, by first class or registered mail, and under coverage of Exchange Agent's blanket surety bond for first class or registered mail losses protecting the Issuer from loss or liability arising out of the non-receipt or non-delivery of such Exchange Securities or the replacement thereof.

      C. Notwithstanding any other provision of this Agreement, issuance of the Exchange Securities for accepted Restricted Securities pursuant to the Exchange Offer shall be made only after deposit with Exchange Agent of the Restricted Securities, the Letter of Transmittal and any other required documents.

      8. Securities Held in Trust. The Exchange Securities and any cash or other property (the "Property") deposited with or received by Exchange Agent (in such capacity) from the Issuer shall be held in a segregated account, solely for the benefit of Issuer and Holders tendering Restricted Securities, as their interests may appear, and the Property shall not be commingled with securities, money, assets or property of Exchange Agent or any other party. Exchange Agent hereby waives any and all rights of lien, if any, against the Property, except to the extent set forth in the Indenture with respect to the Exchange Securities.

      9. Reports to Issuer.

      A. Exchange Agent shall notify, by electronic communication, the Issuer of the principal amount of the Restricted Securities which have been duly tendered since the previous report and the aggregate amount tendered since the Effective Date on a daily basis until the Expiration Date. Such notice shall be delivered in substantially the form set forth as Exhibit C.

      B. Exchange Agent shall furnish to Issuer any additional reasonable information available to the Exchange Agent with respect to the tender of Restricted Securities as may be reasonably requested from time to time in writing.

      10. Record Keeping. Each Letter of Transmittal, Restricted Security and any other documents received by Exchange Agent in connection with the Exchange Offer shall be stamped by Exchange Agent to show the date of receipt (or if Restricted Securities are tendered by book-entry delivery, such form of record keeping of receipt as is customary for tenders through ATOP) and, if defective, the date and time the last defect was cured or waived by the Issuer. Exchange Agent shall cancel certificated Restricted Securities. Exchange Agent shall retain all Restricted Securities and Letters of Transmittal and other related documents or correspondence received by Exchange Agent until the Expiration Date. Exchange Agent shall return all such material to Issuer as soon as practicable after the Expiration Date. If Exchange Agent receives any Letters of Transmittal after the Expiration Date, Exchange Agent shall return the same together with all enclosures to the party from whom such documents were received.

      11. Discrepancies or Questions. Any discrepancies or questions regarding any Letter of Transmittal, Restricted Security, notice of withdrawal or any other documents received by Exchange Agent in connection with the Exchange Offer shall be referred to Issuer and Exchange Agent shall have no further duty with respect to such matter; provided that Exchange Agent shall cooperate with Issuer in attempting to resolve such discrepancies or questions.

      12. Transfer of Registration. Exchange Securities may be registered in a name other than that of the record Holder of a surrendered Restricted Security, if and only if (i) the Restricted Security surrendered shall be properly endorsed (either by the registered Holder thereof or by a properly completed separate power with such endorsement guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) and otherwise in proper form for transfer,
(ii) the person requesting such transfer of registration shall pay to Exchange Agent any transfer or other taxes required, or shall establish to Exchange Agent's satisfaction that such tax is not owed or has been paid and (iii) such other documents and instruments as Issuer or Exchange Agent require shall be received by Exchange Agent.

      13. Partial Tenders. If, pursuant to the Exchange Offer, less than all of the principal amount of any Restricted Security submitted to Exchange Agent is tendered, Exchange Agent shall, promptly after the Expiration Date, return, or cause the registrar with respect to each such Restricted Security to return, a new Restricted Security for the principal amount not being tendered to, or in accordance with the instruction of, the Holder who has made a partial tender.

      14. Withdrawals. A tendering Holder may withdraw tendered Restricted Securities as set forth in the Prospectus, in which event Exchange Agent shall, after proper notification of such withdrawal, return such Restricted Securities to, or in accordance with the written instructions of, such Holder and such Restricted Securities shall no longer be considered properly tendered. Any withdrawn Restricted Securities may be tendered by again following the procedures therefor described in the Prospectus at any time on or prior to the Expiration Date.

      15. Rejection of Tenders. If, pursuant to the Exchange Offer, Issuer does not accept for exchange all of the Restricted Securities tendered by a Holder of Restricted Securities, Exchange Agent shall return or cause to be returned such Restricted Securities to, or in accordance with the instructions of, such Holder of Restricted Securities.

      16. Cancellation of Exchanged Restricted Securities. Exchange Agent is authorized and directed to cancel all Restricted Securities received by it upon delivering the Exchange Securities to tendering holders of the Restricted Securities as provided herein. Exchange Agent shall maintain a record as to which Restricted Securities have been exchanged pursuant to Section 7 hereof.

         17. Requests for Information.

         A. Exchange Agent shall take such action as may from time to time be reasonably requested by the Issuer or its counsel in writing (and such other action as Exchange Agent may reasonably deem appropriate) to furnish copies of the Prospectus, Letter of Transmittal and the Notice of Guarantee Delivery (as defined in the Prospectus) or such other forms as may be approved from time to time by the Issuer, to all persons requesting such documents and to accept and comply with telephone requests for information relating to the Exchange Offer, provided that such information shall relate only to the procedures for accepting (or withdrawing from) the Exchange Offer. The Issuer will furnish Exchange Agent with copies of such documents at Exchange Agent's request. All other requests for information relating to the Exchange Offer shall be directed to the Issuer,
Attention: Joseph R. Sicree, Chief Accounting Officer.

         B. Any inconsistency between this Agreement, on the one hand, and the Prospectus and the Letter of Transmittal (as they may be amended from time to time), on the other hand, shall be resolved in favor of the latter two documents, except with respect to the duties, liabilities and indemnification of Exchange Agent as exchange agent, which shall be controlled by this Agreement.

      18. Tax Matters. Exchange Agent shall file with the Internal Revenue Service and Holders Form 1099 reports regarding principal and interest payments on Securities which Exchange Agent has made in connection with the Exchange Offer, if any. Any questions with respect to any tax matters relating to the Exchange Offer shall be referred to Issuer, and Exchange Agent shall have no duty with respect to such matter; provided that Exchange Agent shall cooperate with Issuer in attempting to resolve such questions.

      19. Reports. Within two (2) business days after the Expiration Date, Exchange Agent shall furnish the Issuer a final report showing the disposition of the Exchange Securities.

      20. Fees and Expenses. Issuer will pay Exchange Agent its fees plus expenses, including counsel fees and disbursements, as set forth in Exhibit D.

      21. Concerning the Exchange Agent. As exchange agent hereunder, Exchange
Agent:

      A. shall have no duties or obligations other than those specifically set forth in this Agreement or as may subsequently be agreed to in writing by Exchange Agent and the Issuer;

      B. will make no representation and will have no responsibility as to the validity, value or genuineness of the Exchange Offer, shall not make any recommendation as to whether a Holder of Restricted Securities should or should not tender its Restricted Securities and shall not solicit any Holder for the purpose of causing such Holder to tender its Restricted Securities;

      C. shall not be obligated to take any action hereunder which may, in Exchange Agent's judgment, involve any expense or liability to Exchange Agent unless it shall have been furnished with reasonable indemnity against such expense or liability;

      D. may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, instruction, letter, telegram or other document, or any security, delivered to Exchange Agent and in good faith believed by Exchange Agent to be genuine and to have been signed by the proper party or parties and the Exchange Agent shall be under no duty to inquire into the validity of any such document;

      E. may rely on and shall be protected in acting upon the written instructions of Issuer, its counsel, or its representatives with respect to any matter relating to Exchange Agent's actions specifically covered by this Agreement;

      F. shall not be liable for any claim, loss, liability or expense, incurred without Exchange Agent's negligence or willful misconduct, arising out of or in connection with the administration of Exchange Agent's duties hereunder;

      G. may execute any of its powers and perform any of its duties hereunder directly or through agents and attorneys;

      H. may consult with counsel, and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted in good faith by Exchange Agent hereunder in accordance with the advice of such counsel or any opinion of counsel;

      I. undertakes to perform only such duties as are expressly set forth herein and no further duties or responsibilities shall be implied;

      J. shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Exchange Agent's negligent or willful misconduct was the primary cause of any loss to the Issuer; and

      K. shall not in any event be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Exchange Agent has been advised of such loss or damage and regardless of the form of action.

      22. Indemnification. A. Issuer covenants and agrees to indemnify and hold harmless Exchange Agent, its directors, officers, employees and agents (the "Indemnified Persons") against any and all losses, damages, costs fines, suits, actions, demands, penalties, costs and expenses, including out-of-pocket, incidental expenses, legal fees and expenses, the allocated costs and expenses of in-house counsel and legal staff and the costs and expenses of defending or preparing to defend against any claim ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnified Persons for or in respect of the Exchange Agent's (1) execution and delivery of this Agreement, (2) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Exchange Agent is authorized to rely pursuant to the terms of this Agreement and (3) performance under this Agreement, except to the extent that the Loss resulted from such Indemnified Person's negligence or willful misconduct. Exchange Agent shall notify Issuer in writing of any written asserted claim against Indemnified Person or of any other action commenced against Exchange Agent or Indemnified Person, reasonably promptly after Exchange Agent shall have received any such written assertion or shall have been served with a summons in connection therewith. Issuer shall be entitled to participate at its own expense in the defense of any such claim or other action and, if Issuer so elects, Issuer may assume the defense of any pending or threatened action against Exchange Agent in respect of which indemnification may be sought hereunder; provided that Issuer shall not be entitled to assume the defense of any such action if the named parties to such action include both the Issuer and Indemnified Person and representation of both parties by the same legal counsel would, in the written opinion of counsel for Exchange Agent, be inappropriate due to actual or potential conflicting interests between them; and further provided that in the event Issuer shall assume the defense of any such suit, and such defense is reasonably satisfactory to Exchange Agent or any Indemnified Person, Issuer shall not therewith be liable for the fees and expenses of any counsel retained by Exchange Agent or any Indemnified Person.

      C. The provisions of this Section 22 shall survive the termination of the Agreement and the resignation or the dismissal of the Exchange Agent for any reason.

      B. Exchange Agent agrees that, without the prior written consent of Issuer (which consent shall not be unreasonably withheld), it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought in accordance with the indemnification provision of this Agreement (whether or not any Indemnified Persons is an actual or potential party to such claim, action or proceeding).

      23. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

      24. Notices. Notices or other communications pursuant to this Agreement shall be delivered by facsimile transmission, reliable overnight courier or by first-class mail, postage prepaid, addressed as follows:

To Issuer at:                Toll Brothers Finance Corp.
                             250 Gibraltar Road
                             Horsham, PA 19044
                             Attention: Chief Accounting Officer
                             Fax:  215-938-8422
                             Telephone:  215-938-8045

Or to Exchange Agent at:     J.P. Morgan Trust Company, National Association
                             Institutional Trust Services
                             Attention:  Exchanges, Frank Ivins
                             2001 Bryan Street, 9th Floor
                             Dallas, Texas 75201
                             Facsimile:   (214) 468-6494
                             Telephone:  (800) 275-2048

Or to such address as either party shall provide by notice to the other party.

      25. Change of Exchange Agent. Exchange Agent may resign from its duties under this Agreement by giving to Issuer thirty days prior written notice. If Exchange Agent resigns or becomes incapable of acting as Exchange Agent and the Issuer fails to appoint a new exchange agent within a period of 30 days after it has been notified in writing of such resignation or incapacity by Exchange Agent, the Issuer shall appoint a successor exchange agent or assume all of the duties and responsibilities of Exchange Agent. Any successor exchange agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Exchange Agent without any further act or deed; but Exchange Agent shall deliver and transfer to the successor exchange agent any Property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose.

      26. Miscellaneous. Except as otherwise provided by this Agreement, neither party may transfer or assign its rights or responsibilities under this Agreement without the written consent of the other party hereto; provided, however, that Exchange Agent may transfer and assign its rights and responsibilities hereunder to any of its affiliates otherwise eligible to act as Exchange Agent and, upon 45 days prior written notice to Exchange Agent, Issuer may transfer and assign its rights and responsibilities hereunder to any successor by merger, any purchaser of all of the common stock of Issuer, or any purchaser of all or substantially all of Issuer's assets. This Agreement may be amended only in writing signed by both parties. Any Exchange Securities which remain undistributed after the Expiration Date shall be cancelled and delivered to the Issuer upon demand, and any Restricted Securities which are tendered thereafter shall be returned by Exchange Agent to the tendering party. Except for Sections 20 and 22, this Agreement shall terminate on the 31st day after the Expiration Date.

      27. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefits or remedy of any nature whatsoever under or by reason of this Agreement. Without limitation to the foregoing, the parties hereto expressly agree that no Holder or holder of Securities shall have any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      28. Entire Agreement; Headings. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      29. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Issuer and Exchange Agent have caused this Agreement to be signed by their respective officers thereunto authorized as of the date first written above.


                                      Toll Brothers Finance Corp.


                                      By:      ______________________________
                                      Name:
                                      Title:



                                      J. P. MORGAN TRUST COMPANY, NATIONAL
                                      ASSOCIATION


                                      By:      ______________________________
                                      Name:
                                      Title:

                                    EXHIBIT C

TOLL BROTHERS

Expires:  00/00/05
=================================================================================================================================
|              PART                                               PA        INTEREST        TOTAL                               |
|  DATE         #         PARTICIPANT      AMOUNT TENDERED       PAID         PAID           PAID          REMAINING            |
---------------------------------------------------------------------------------------------------------------------------------
|          |          |                |                    |           |              |            |                           |
---------------------------------------------------------------------------------------------------------------------------------
|          |          |                |                    |           |              |            |                           |
---------------------------------------------------------------------------------------------------------------------------------
|          |          |                |                    |           |              |            |                           |
---------------------------------------------------------------------------------------------------------------------------------
|          |          |                |                    |           |              |            |                           |
---------------------------------------------------------------------------------------------------------------------------------
|          |          |                |                    |           |              |            |                           |
---------------------------------------------------------------------------------------------------------------------------------
|          |          |                |                    |           |              |            |                           |
---------------------------------------------------------------------------------------------------------------------------------
|          |          |                |                    |           |              |            |                           |
---------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT D
                                Schedule of Fees


Per letter of transmittal mailed:  $100.00

Minimum fee:  $7,500.00

Extraordinary services and special requests:  by appraisal

Out of pocket expenses incurred will be billed for reimbursement at invoiced cost

The minimum fee of $7,500.00 shall be due and payable upon execution of the Exchange Agent Agreement. The remaining balance shall be due and payable upon receipt of Exchange Agent's invoice therefor.